Exhibit 99.1

Edge Data Solutions, Inc. Launches up to $3 Million Capital Raise as a General Solicitation Offering Under Regulation D 506(c) of the Securities Act

ATLANTA, October 13, 2020 – Edge Data Solutions, Inc. (OTC:EDGS) (“EDSI” or the “Company”) a leading edge datacenter and cloud infrastructure company announced today the details of its general solicitation private placement offering (“Offering”) solely to accredited investors under Rule 506(c) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”).

The Company has engaged CIM Securities, LLC (“CIM”) as the exclusive lead placement agent. CIM invites all interested broker-dealers and accredited investors interested in participating in the Offering, to contact Mr. Jack Myers at CIM Securities via email at JMyers@cimsecurities.com or by phone at: 619-749-2460.

“With this capital raise we have created a plan to expand our edge datacenter network and build out our Edge Performance Platform (EPP) to important geographical locations, solidifying our datacenter footprint. Additionally, we will expand our sales and marketing efforts for EDGE Render, Virtual Desktop and Colocation services that will increase revenues for the fourth quarter and into next year. While these locations have been identified for some time, we intend to accelerate our efforts to deploy datacenters with this degree of funding,” explained CEO, Delray Wannemacher.

The Offering, made on a best-efforts basis, will have a maximum gross proceeds of up to $3 million in Series B Preferred Stock:

The Offering will consist of Series B Preferred Stock priced at $1.00 per share. The Series B Preferred Stock which has a 1x Liquidation & Distribution Preference is convertible into Common Stock;

For each $25,000 of Series B Preferred stock purchased, the investor will receive 25,000 Shares of Series B Preferred Stock.

Additional details consisting of both the Executive Summary and Investor Slide Deck are included on the Company’s website at https://edgedatasolutions.io/investor-relations and will also be available in the Company’s Private Placement Memorandum which is available to any accredited investor by contacting CIM Securities, LLC.

This advertisement does not constitute an offer to sell nor a solicitation of an offer to purchase any securities in any jurisdiction in which such an offer or solicitation is not authorized and does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful.

Under Rule 506(c), general solicitation of offerings is permitted, however, purchasers in a Rule 506(c) offering must be “accredited investors.” The SEC defines the term “accredited investor” in Rule 501(a). Generally, individuals are considered accredited investors if they have a net worth greater than $1 million (excluding their primary residence) or incomes above $200,000 in the last two years with the expectation of the same in the current year (or $300,000 with a spouse).

About CIM Securities, LLC

CIM Securities (www.cimsecurities.com) is an independent investment bank that serves micro-cap and small-cap companies by providing capital raising solutions and also merger and acquisition services for companies seeking growth capital or services. CIM Securities also caters to individual investors providing comprehensive brokerage and money management solutions. CIM Securities provides institutional investors and individual investors periodic opportunities to participate in public offerings and private placements of public or private companies.

The address for CIM Securities: 6898 S. University Blvd, Centennial, CO 80122. The investment banking representative is Jack Myers, who can be reached at: JMyers@cimsecurities.com and his phone is 619-749-2460.

About Edge Data Solutions, Inc.

Is an industry-leading edge datacenter and cloud infrastructure provider. EDSI’s proprietary Edge Performance Platform (EPP) allows us to deploy next generation edge datacenters where they are needed most. EDSI’s datacenters provide next-generation immersion cooling technology that improves performance, reduces energy costs and latency. Key industries we serve more computing power to are fintech, cloud gaming, telecom 5G, 3D/video/AI rendering, video streaming, remote desktop, IoT and autonomous vehicles.

For more information about Edge Data Solutions, Inc. visit our website at https://edgedatasolutions.io/.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Edge Data Solutions or any other person that the objectives and plans of Edge Data Solutions will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Levi Volk

Edge Data Solutions, Inc.

270-767-6712

media@edsi.io

Investor Contact: Jack Myers

619-749-2460

jmyers@cimsecurities.com